UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

Form 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): September 10, 2019

BioCryst Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23186	62-1413174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4505 Emperor Blvd., Suite 200, Durham, North Carolina 27703
(Address of Principal Executive Offices) (Zip Code)

(919) 859-1302

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BCRX	Nasdaq global select market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 10, 2019, BioCryst Pharmaceuticals, Inc. (the “Company”) together with its consolidated subsidiary, MDCP, LLC, a Delaware limited liability company (“MDCP,” and the Company together with MDCP, collectively, the “Borrowers”), entered into an amendment (the “First Amendment”) to that certain Second Amended and Restated Credit and Security Agreement, dated as of February 5, 2019 (the “Credit Agreement”), among the Borrowers, MidCap Financial Trust, a Delaware statutory trust, as administrative agent and lender (“MidCap”), and the lenders party thereto from time to time. The First Amendment revised the definition of “Commitment Termination Date” with respect to the $30 million second tranche (“Tranche 2”) of available borrowing capacity under the Credit Agreement to extend the deadline for the Borrowers to draw upon Tranche 2 to November 30, 2019.

Additionally, on September 13, 2019, the Borrowers, MidCap, and the lenders party to the Credit Agreement entered into an additional amendment (the “Second Amendment”) to the Credit Agreement. The Second Amendment revised the definitions of “Permitted Indebtedness” and “Permitted Liens” to permit the Borrowers to incur up to $1.5 million of indebtedness from time to time in connection with the financing of insurance premiums.

The other material terms of the Credit Agreement remain unchanged.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioCryst Pharmaceuticals, Inc.

Date: September 16, 2019	By:	/s/ Alane Barnes
Alane Barnes
Senior Vice President and Chief Legal Officer